Exhibit 4.2

WASTE MANAGEMENT, INC.

Officers’ Certificate Delivered Pursuant to
Section 301 of the Indenture dated as of September 10, 1997

     The undersigned, the Vice President and Treasurer, and the Corporate Secretary of Waste Management, Inc. (the “Company”), hereby certify that:

     1. This Certificate is delivered to JPMorgan Chase Bank, as successor to Texas Commerce Bank National Association and successor to The Chase Manhattan Bank, as trustee (the “Trustee”), pursuant to Sections 102 and 301 of the Indenture dated as of September 10, 1997 between the Company, formerly known as USA Waste Services, Inc., and the Trustee in connection with the Company Order dated March 5, 2004 (the “Order”) for the authentication and delivery by the Trustee of $350,000,000 aggregate principal amount of 5.00% Notes due 2014 (“Notes”).

     2. The undersigned have read Sections 102, 103, 301 and 303 of the Indenture and the definitions in the Indenture relating thereto.

     3. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

     4. The undersigned have examined the Order, and they have examined the covenants, conditions and provisions of the Indenture relating thereto.

     5. In the opinion of the persons making this Certificate, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the Order have been complied with.

     6. All conditions precedent provided in the Indenture to the authentication by the Trustee of $350,000,000 aggregate principal amount of Notes have been complied with, and such Debt Securities may be delivered in accordance with the Order as provided in the Indenture.

     7. The terms of the Notes (including the Form of Note) as set forth in Annex A to this Officers’ Certificate have been approved by officers of the Company as duly authorized by resolutions of the Board of Directors of the Company as of July 18, 2002 and January 30, 2004 and such resolutions, copies of which are attached hereto as Annex B, are in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of March 5, 2004.

/s/ Cherie C. Rice
Cherie C. Rice
Vice President and Treasurer

/s/ Linda J. Smith
Linda J. Smith
Corporate Secretary

Annex A

Terms of the Notes

     Pursuant to authority granted by the Board of Directors of the Company on July 18, 2002 and January 30, 2004, the Company has approved the establishment, issuance, execution and delivery of a new series of Securities (as defined in the Indenture) to be issued under the Indenture dated as of September 10, 1997 (the “Indenture”), between the Company, formerly known as USA Waste Services, Inc., and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, and successor to Texas Commerce Bank, National Association, as trustee (the “Trustee”), the terms of which are set forth below. Capitalized terms used but not defined herein are used herein as defined in the Indenture.

(1)	The title of the series of Securities shall be “5.00% Senior Notes due 2014” (the “Notes”).

(2)	The Notes shall be general unsecured, senior obligations of the Company.

(3)	The initial aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be $350,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 907 or 1107 of the Indenture); provided, however, that the authorized aggregate principal amount of such series may be increased before or after the issuance of any Notes of such series by a Board Resolution (or action pursuant to a Board Resolution) to such effect.

(4)	The principal amount of each Note shall be payable on March 15, 2014.

(5)	Each Note shall bear interest from March 5, 2004 at the fixed rate of 5.00% per annum; the Interest Payment Dates on which such interest shall be payable shall be March 15 and September 15, of each year, commencing September 15, 2004, until maturity unless such date falls on a day that is not a Business Day, in which case, such payment shall be made on the next day that is a Business Day. The Regular Record Date for the determination of Holders to whom interest is payable shall be March 1 or September 1, respectively, immediately preceding such date, as the case may be.

(6)	The Notes are to be issued as Registered Securities only. Each Note is to be issued as a book-entry note (“Book-Entry Note”) but in certain circumstances may be represented by Notes in definitive form. The Book-Entry Notes shall be issued, in whole or in part, in the form of one or more Notes in global form as contemplated by Section 203 of the Indenture. The Depositary with respect to the Book-Entry Notes shall be The Depository Trust Company, New York, New York.

(7)	Payments of principal of, premium, if any, and interest due on the Notes representing Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

(8)	The Notes will be redeemable, at the option of the Company, at any time in whole, or from time to time in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present value of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the Redemption Price) thereon (exclusive of interest accrued to the Redemption Date (as defined in the Note)) discounted to the Redemption Date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the Notes) plus 15 basis points; plus, in either case, accrued interest to the Redemption Date.

(9)	The Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(10)	The Notes will be subject to defeasance and discharge as contemplated by Section 1302 of the Indenture and to covenant defeasance under Section 1303 of the Indenture.

(11)	The Notes shall be entitled to the benefit of the covenants contained in Sections 1008 and 1009 of the Indenture.

(12)	The Trustee shall serve initially as Security Registrar for the Notes.

(13)	The Notes shall be substantially in the form of Exhibit A hereto.

(14)	The Notes will be fully and unconditionally guaranteed on a senior basis by the Company’s wholly-owned subsidiary, Waste Management Holdings, Inc. (“Holdings”) pursuant to a guarantee agreement dated March 5, 2004 (the “Guarantee”). The amount of the Guarantee will be limited to the extent required under applicable fraudulent conveyance laws to cause the Guarantee to be enforceable. The terms and conditions of the Guarantee shall continue in full force and effect for the benefit of holders of the Notes until release thereof as set forth in Section 6 of the Guarantee.

EXHIBIT A

TO

TERMS OF NOTES

(Form of Note)

Annex B

Resolutions of Board of Directors

     July 18, 2002 Resolution

     WHEREAS, the Company has previously filed with the Securities and Exchange Commission (the “SEC”) a universal shelf registration statement which registered the offer and sale by the Company of up to an aggregate of $3 billion of senior and subordinated debt and common stock;

     WHEREAS, the Company desires, and finds it in the best interest of the Company, to file a new universal shelf registration statement, and pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”) carry forward the amount of securities remaining under the Company’s current universal shelf registration statement on Form S-3 (Registration Statement No. 333-80063) to the new registration statement.

     NOW THEREFORE, BE IT

     RESOLVED, that the Company is hereby authorized to prepare and file with the SEC a “Universal Shelf” Registration Statement on Form S-3 (the “Shelf Registration Statement”), pursuant to the Securities Act and Rule 415 thereunder, which Shelf Registration Statement may cover, among other things, unsecured senior or subordinated debentures, notes or other evidences of indebtedness of the Company (collectively, the “Debt Securities”) and shares of common stock, $.01 par value, of the Company (the “Common Stock” and together with the Debt Securities, the “Securities”), which may be issued from time to time at the discretion of any of the proper officers (as established pursuant to these resolutions), to be offered from time to time by the Company, the initial offering prices of which Securities shall not exceed the amount of Securities remaining available for issuance under the Company’s Registration Statement No. 333-80063 on the date of filing the Shelf Registration Statement with the SEC;

     RESOLVED, FURTHER, that the proper officers be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and cause to be filed with the SEC any and all amendments (including, without limitation, post-effective amendments) or supplements to the Shelf Registration Statement and any prospectus included therein and any additional documents which any such officer may deem necessary or desirable with respect to the registration and offering of the Securities, including, without limitation, registration statements filed pursuant to Rule 462 of the Securities Act relating to up to such additional amount of Securities as may be provided for in such Rule 462 (such additional registration statements shall be deemed to be a part of the Shelf Registration Statement for purposes of these resolutions), and such amendments, supplements, registration statements and documents to be in such form as the officer executing the same may approve, as conclusively evidenced by his execution thereof;

     RESOLVED, FURTHER, that David P. Steiner be, and he hereby is, designated and appointed the agent for service of process on the Company under the Securities Act in connection with the Shelf Registration Statement and any and all amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 of the Securities Act) and supplements thereto, with all the powers incident to such appointment;

     RESOLVED, FURTHER, that the proper officers be and hereby are authorized and directed in the name and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification of all or part of the Securities to be registered under the Securities Act, for offer and sale under the securities or Blue Sky laws of the states of the United States of America, and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions, consents to service of process, or appointments of governmental officials for the purpose of receiving and accepting service of process on the laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem the same to be in the best interest of the Company;

     RESOLVED, FURTHER, that the form of any additional resolutions required in connection with the appropriate qualification or registration of the Securities for offer and sale under such securities or Blue Sky laws, be and hereby is approved and adopted, provided the appropriate officers of the Company, on the advice of counsel, consider the adoption thereof necessary or advisable, in which case the Secretary or any Assistant Secretary of the Company is hereby directed to insert as an appendix hereto a copy of such resolutions, which shall thereupon be deemed to have been adopted by this Board with the same force and effect as if set out verbatim herein;

     RESOLVED, FURTHER, that any of the proper officers, together with the other officers or employees the proper officers may designate, either orally or in writing, be, and each of them hereby is, authorized to approve at any time and from time to time, one or more forms of underwriting agreement (and related terms agreement) and agency agreement (and related purchase agreement) and any other agreement or agreements any of such persons may deem necessary or appropriate in connection with the arrangements for the purchase of any of the Securities, and that such persons be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, any such agreement or agreements in substantially the form approved by any of them, with such changes therein as the person executing the same may approve, as conclusively evidenced by the execution and delivery thereof, it being understood that, in the case of any terms agreement or purchase agreement referred to above, it shall not be necessary for any of the proper officers to approve any individual agreement pursuant to which Securities are to be sold if the form thereof has previously been approved as provided in this resolution;

     RESOLVED, FURTHER, that any of the proper officers be, and each of them hereby is, authorized, at any time and from time to time, on behalf of the Company, (i) to determine, within any limits that may be set by the Board of Directors, the number of shares of Common Stock, preferred stock or other equity securities to be offered and sold by the Company pursuant to the Shelf Registration Statement, including any shares underlying convertible Debt Securities, (ii) to authorize the reserve and issuance of such shares and (iii) to take any and all action and to do or cause to be done any and all things which may appear to any of the proper officers to be necessary or advisable in order to authorize, offer, issue, and sell such shares of Common Stock, pursuant to the Shelf Registration Statement and the applicable purchase agreement, which action could be taken or which things could be done by the Board of Directors of the Company;

     RESOLVED, FURTHER, that any of the proper officers may, at any time and from time to time, on behalf of the Company, authorize the issuance of one or more series of Securities under the Company’s indentures, within any limits that may be set by the Board of Directors, and in connection therewith establish, or, if all of the Securities of such series may not be originally issued at one time, to the extent deemed appropriate, prescribe the manner of determining, within any limitations established by any of the proper officers and subject in either case to the limitations set forth in these resolutions, all of the terms of such Securities;

     RESOLVED, FURTHER, that, in connection with any such series of Securities (but without limiting the authority hereinafter in these resolutions conferred with respect to the issuance of Securities of a series which may not all be originally issued at one time), any of the proper officers is authorized at any time or from time to time to determine the price or prices to be received by the Company in any offering or sale of Securities of such series, any public offering price or prices thereof, any discounts to be allowed or commissions to be paid to any agent, dealer or underwriter and any other terms of offering or sale of Securities of such series and to sell Securities of such series in accordance with any applicable purchase agreement or other agreement(s);

     RESOLVED, FURTHER, that, in connection with the issuance of Securities of any series which may not be originally issued at one time (except as may be inconsistent with any action taken by any of the proper officers, as hereinabove provided, in connection with such series), any of the proper officers may delegate any of its authority pursuant to these resolutions to any officer of the Company, including authority to fix the terms of such Securities;

     RESOLVED, FURTHER, that, in connection with any such series of Securities, any of the proper officers is authorized to approve any amendment, modification or supplement to the Company’s indentures and that any proper officer be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, any such amendment, modification or supplement, substantially in the form approved by any proper officer;

     RESOLVED, FURTHER, that the proper officers, together with any other officer or employee as any proper officer may designate, either orally or in writing, be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements (including indemnity agreements), documents, certificates, orders, requests and instruments as may be contemplated by the Company’s indentures or required by the trustee thereunder, the security registrar or any other agent of the Company under such indentures in connection therewith or as may be necessary or appropriate in connection with the issuance and sale of Securities thereunder;

     RESOLVED, FURTHER, that the proper officers be, and each of them hereby is, authorized, subject to and in accordance with the Company’s indentures and any action taken by any of the proper officers in connection therewith, from time to time to appoint or designate on behalf of the Company one or more security registrars, paying agents and transfer agents for each series of Securities, to rescind on behalf of the Company any such appointment or designation and to approve on behalf of the Company any change in the location of any office through which any such security registrar, paying agent or transfer agent acts, and in connection therewith to take such action and to make, execute and deliver, or cause to be made, executed and delivered, such agreements, instruments and other documents as any such officer may deem necessary or appropriate;

     RESOLVED, FURTHER, that the proper officers be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to such securities exchange or exchanges as the officers acting shall deem necessary or appropriate for the listing thereof of any of the Securities (including any Common Stock or preferred stock underlying any convertible Securities) and in connection therewith to appoint one or more listing agents and to prepare, or cause to be prepared, execute and file, or cause to be filed, an application or applications for such listing and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any such officer may deem necessary or desirable; that such officers, or such other person as any such officer may designate in writing, be, and each of them hereby is, authorized to appear before any official or officials or before any body of any such exchange, with authority to make such changes in such applications, amendments, certificates, documents, letters and other instruments and to execute and deliver such agreements relative thereto, including, without limitation, listing agreements, fee agreements and indemnity agreements relating to the use of facsimile signatures as they, or any one of them, may deem necessary or appropriate in order to comply with the requirements of any such exchange or to effect such listing;

     RESOLVED, FURTHER, that the proper officers be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to the SEC for registration of any series of the Securities under Section 12 or other applicable section of the Securities Exchange Act of 1934, and to prepare or cause to be prepared, and to execute and file, or cause to be filed, with the SEC and any securities exchange an application or applications for such registration and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any such officer may deem necessary or desirable;

     RESOLVED, FURTHER, that the officers of the Company be, and each of them hereby is, authorized to take, or cause to be taken, any and all action which any such officer may deem necessary or desirable in order to carry out the purpose and intent of the foregoing resolutions or in order to perform, or cause to be performed, the obligations of the Company under the Securities and any Shelf Indenture, purchase agreement, Shelf Registration Statement or other agreement referred to herein, and, in connection therewith, to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, certificates, orders, requests or instruments in the name and on behalf of the Company as each such officer may deem necessary or appropriate;

     RESOLVED, FURTHER, that for purposes of these resolutions, the term “proper officer” shall mean any or all of the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Senior Vice President, General Counsel and Secretary, the Vice President and Controller and the Vice President and Treasurer of the Company;

     RESOLVED, FURTHER, that the form of any additional resolutions required in connection with the foregoing resolutions be and hereby is approved and adopted, provided the proper officers of the Company, on the advice of counsel, consider the adoption thereof necessary or advisable, in which case the Secretary or any Assistant Secretary of the Company is hereby directed to insert as an appendix hereto a copy of such resolutions, which shall, upon execution, be deemed to have been adopted by this Board with the same force and effect as if set out verbatim herein; and

     RESOLVED, FURTHER, that any officer of the Company is hereby authorized and directed to make, provide, execute, and deliver any and all statements, applications, certificates, representations, payments, notices, receipts, and other instruments and documents and take any and all other actions which in the opinion of such officer is or may be necessary or appropriate in connection with or to consummate any of the matters covered by the foregoing resolutions.

January 30, 2004 Resolution

     WHEREAS, by unanimous written consent dated July 18, 2002, the Board of Directors approved the offering and sale by the Company from time to time of up to an aggregate of approximately $1.8 billion of senior and subordinated debt and common and preferred stock (the “Shelf Offering”), together with all other actions necessary to effect the Shelf Offering, including the filing of a Universal Shelf Registration Statement on Form S-3 (the “Universal Shelf”); and

     WHEREAS, at this time, the Company desires to issue up to $350 million of debt securities off of the Universal Shelf and so advise the Board;

     NOW, THEREFORE, BE IT RESOLVED, the Board confirms that the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Secretary of the Company (the “Authorized Officers”)

be, and each of them hereby is, authorized, for and on behalf of the Company, to issue up to $350 million of debt securities, in such form and upon such terms and conditions as the Authorized Officers deem appropriate; and

     RESOLVED FURTHER, that the Authorized Officers of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to take or cause to be taken any and all such actions and to enter into, execute and deliver any and all such acknowledgments, agreements, certificates, contracts, indentures, instruments, notices, statements, powers of attorney and other documents, or to effect any filings, registrations, qualifications or applications with any and all appropriate regulatory authorities, including the Securities and Exchange Commission, any applicable state securities commission or agency, the New York Stock Exchange and any credit rating agency, as may be required or as any such Authorized Officer may deem necessary, advisable or appropriate to effectuate and carry out the transactions contemplated by, and the purposes and intent of, the foregoing resolution; all such actions to be performed in such manner and all such acknowledgments, agreements, certificates, contracts, indentures, instruments, notices, statements, powers of attorney and documents to be executed and delivered in such form as the officer performing or executing the same shall approve, such officer’s performance or execution and delivery thereof to be conclusive evidence of such approval and the approval thereof by this Board of Directors; and

     RESOLVED FURTHER, that the form of any additional resolutions required in connection with the borrowings of funds described above be, and hereby is, approved and adopted, provided the Authorized Officers, on the advice of counsel, consider the adoption thereof necessary or advisable, in which case the Secretary of the Company is hereby directed to insert as an appendix hereto a copy of such resolutions, which shall thereupon be deemed to have been adopted by this Board of Directors with the same force and effect as if set out verbatim herein; and

     RESOLVED FURTHER, that the Secretary and any Assistant Secretary of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to certify and attest any documents that such Secretary or any such Assistant Secretary may deem necessary, advisable or appropriate to consummate the transactions contemplated by the documents heretofore authorized and approved, provided that such attestation shall not be required for the due authorization, execution and delivery or validity of the particular document; and

     RESOLVED FURTHER, that the authority granted to the Authorized Officers of the Company under the foregoing resolutions shall be deemed to include, in the case of each such resolution the authority to perform such further acts and deeds for and on behalf of the Company as may be necessary, advisable or appropriate, in the judgment of any such officer, to carry out the transactions contemplated thereby, and all acts and deeds previously performed by any of the officers or counsel to the Company prior to the date hereof that are within the authority conferred by the foregoing resolutions be, and each of them hereby is, approved, ratified and confirmed in all respects as the authorized acts and deeds of the Company.